DocuSign Envelope ID: 1F0EB464-06E3-493E-AFAD-DEBBBD46C49A

Execution Version

AMENDMENT NO. 1 TO THE CUSTODY AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Custody Agreement, dated as of January 6, 2017, is made and entered into as of August 3 2023 by and among Runway Growth Finance Corp., as successor in interest to GSV Growth Credit Fund Inc. (the “Company”), U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as custodian (the “Custodian”) and U.S. Bank National Association, as document custodian (the “Document Custodian”).

RECITALS

WHEREAS, the Company, the Custodian and the Document Custodian entered into that certain Custody Agreement, dated as of January 6, 2017 (the “Original Agreement”);

WHEREAS, the Company has requested, and the Custodian and the Document Custodian agree to amend the Original Agreement on the terms herein in order to permit the Custodian to hold certain foreign assets through its sub-custodian;

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Custodian for themselves and their respective successors and permitted assigns, hereby agree as follows:

1.
Section 1 of the Agreement is hereby amended by adding the defined terms below in its respective alphabetical order:

““Foreign Sub-custodian” means and includes any sub-custodian appointed to administer any of the Company’s Foreign Securities, pursuant to Section 6 below. “

““Foreign Securities” means Securities for which the primary market is outside the United States.”

2.
Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.
SECURITIES HELD OUTSIDE OF THE UNITED STATES

6.1
Appointment of Foreign Sub-custodian. The Company hereby authorizes and instructs the Custodian in its sole discretion to employ one or more Foreign Sub- custodians to act as Eligible Securities Depositories or as sub-custodian to hold the Securities and other assets of the Company maintained outside the United States, subject to the Company’s approval in accordance with this Section. If the Custodian wishes to appoint a Foreign Sub-custodian to hold property of the Company subject to this Agreement, it will so notify the Company and provide it with information reasonably necessary to determine any such new Foreign Sub-custodian’s eligibility under Rule 17f- 5 under the 1940 Act, including a copy of the proposed agreement with such Foreign Sub-custodian. The Company shall at the meeting of its board of directors next following receipt of such notice and information give a written approval or disapproval of the proposed action.

49055301.7

DocuSign Envelope ID: 1F0EB464-06E3-493E-AFAD-DEBBBD46C49A

Execution Version

6.2
Assets to be Held. The Custodian shall limit the Securities and other assets maintained in the custody of the Foreign Sub-custodian to: (a) Foreign Securities and

(b) cash and cash equivalents in such amounts as the Company (through Proper Instructions) may determine to be reasonably necessary to effect the Company’s transactions in such investments.

6.3
Omnibus Accounts. The Custodian may hold Foreign Securities and related Proceeds with one or more Foreign Sub-custodians or Eligible Securities Depositories in each case in a single account with such Foreign Sub-custodian or Eligible Securities Depository that is identified as belonging to the Custodian for the benefit of its customers; provided however, that the records of the Custodian with respect to Securities and related Proceeds that are property of the Company maintained in such account(s) shall identify by book-entry those Securities and other property as belonging to the Company.

6.4
Reports Concerning Foreign Sub-custodian. The Custodian will supply to the Company, upon request from time to time, statements in respect of the Securities held by Foreign Sub-custodians or Eligible Securities Depositories, including an identification of the Foreign Sub-custodians and Eligible Securities Depositories having physical possession of the Foreign Securities.

6.5
Transactions in Foreign Custody Account. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Securities received by a Foreign Sub-custodian or Eligible Securities Depository for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

6.6
Foreign Sub-custodian. Each contract or agreement pursuant to which the Custodian employs a Foreign Sub-custodian shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that the Company will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Company’s assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Foreign Sub- custodian or its creditors (except a claim of payment for their safe custody or administration) or, in the case of cash deposits, liens or rights in favor of creditors of the Foreign Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Company’s assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to the Company or as being held by a third party for the benefit of the Company; (v) that the Company’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that the Company will receive periodic reports with respect to the safekeeping of the Company’s assets, including notification of any transfer to or from a Company’s account or a third party account containing assets held for the benefit of the Company. Such contract may contain, in lieu of any or all of the provisions specified above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Company assets as the specified provisions, in their entirety.

49055301.7

DocuSign Envelope ID: 1F0EB464-06E3-493E-AFAD-DEBBBD46C49A

Execution Version

6.7
Custodian’s Responsibility for Foreign Sub-custodian.

(a)
With respect to its responsibilities under this Section 6, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of the Company would exercise. The Custodian further agrees that the Foreign Securities will be subject to reasonable care, based on the standards applicable to the Custodian in the relevant market, if maintained with each Foreign Sub-custodian, after considering all factors relevant to the safekeeping of such assets, including: (i) the Foreign Sub-custodian’s practices, procedures, and internal controls, including the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices; (ii) whether the Foreign Sub-custodian has the requisite financial strength to provide reasonable care for Company assets; (iii) the Foreign Sub-custodian’s general reputation and standing and, in the case of Eligible Securities Depository, the Eligible Securities Depository’s operating history and number of participants; and (iv) whether the Company will have jurisdiction over and be able to enforce judgments against the Foreign Sub- custodian, such as by virtue of the existence of any offices of the Foreign Sub- custodian in the United States or the Foreign Sub-custodian’s consent to service of process in the United States.

(b)
At the end of each calendar quarter, or at such other times as the Company’s board of directors deems reasonable and appropriate based on the circumstances of the Company’s foreign custody arrangements, the Custodian shall provide written reports notifying the board of directors of the Company as to the placement of the Foreign Securities and cash of the Company with a particular Foreign Sub-custodian and of any material changes in the Company's foreign custody arrangements. The Custodian shall promptly take such steps as may be required to withdraw assets of the Company from any Foreign Sub- custodian that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act.

(c)
The Custodian shall establish a system to monitor the appropriateness of maintaining the Company’s assets with a particular Foreign Sub-custodian and the performance of the contract governing the Company’s arrangements with such Foreign Sub-custodian. To the extent the Custodian holds Foreign Securities and related Proceeds with one or more Eligible Securities Depositories, the Custodian shall (i) provide the Company with an analysis of the custody risks associated with maintaining assets with such Eligible Securities Depository and shall monitor such custody risks on a continuing basis and promptly notify the Company of any material change in these risks and (ii) if the Custodian determines that a custody arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7 under the 1940 Act, the Company’s Foreign Securities must be withdrawn from such depository as soon as reasonably practicable. The Custodian agrees to exercise reasonable care, prudence and diligence in performing its obligations under this clause (c).

49055301.7

DocuSign Envelope ID: 1F0EB464-06E3-493E-AFAD-DEBBBD46C49A

Execution Version

(d)
The Custodian’s responsibility with respect to the selection or appointment of a Foreign Sub-custodian shall be limited to a duty to exercise reasonable care in the selection or retention of such Foreign Sub-custodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any costs, expenses, damages, liabilities, or claims (including attorneys’ and accountants’ fees) incurred as a result of the acts or the failure to act by any Foreign Sub-custodian, the Custodian shall take reasonable action to recover such costs, expenses, damages, liabilities, or claims from such Foreign Sub-custodian; provided that the Custodian’s sole liability in that regard shall be limited to amounts actually received by it from such Foreign Sub-custodian (exclusive of related costs and expenses incurred by the Custodian). The Custodian shall have no responsibility for any act or omission (or the insolvency of) any Securities System (including an Eligible Securities Depository).

3.
Governing Law. This Amendment shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act, in which case such federal securities laws shall govern.

4.
Effect of Amendment. Except as expressly set forth in this Amendment, each Agreement remains in full force and effect on the date hereof.

5.
Counterparts. This Amendment may be executed (including by .pdf file, .jpeg file, facsimile transmission or any other electronic or image file, or any “electronic signature” as defined under E-SIGN or ESRA, which includes any electronic signature provided using Adobe Sign, DocuSign, or any other similar platform identified by the Company with counterpart pages) in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both Parties need not sign the same counterpart.

[Signature page follows]

49055301.7

DocuSign Envelope ID: 1F0EB464-06E3-493E-AFAD-DEBBBD46C49A

Execution Version

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

COMPANY:

RUNWAY GROWTH FINANCE CORP.

By:	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	Acting President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

CUSTODIAN:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:
Name:
Title:

49055301.7

Execution Version

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first above written.

COMPANY:

RUNWAY GROWTH FINANCE CORP.

By:
Name:	Thomas B. Raterman
Title:	Acting President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

CUSTODIAN:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

DOCUMENT CUSTODIAN:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Ralph J. Creasia, Jr.
Name:	Ralph J. Creasia, Jr.
Title:	Senior Vice President

49055301.7